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                                                                     EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of M&F Bancorp, Inc. on Form S-8 of our report dated January 19, 2001, incorporated by reference in the Annual Report on Form 10-KSB of M&F Bancorp, Inc. for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
March 28, 2001